EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of July 7, 2007, is by and among CAYE HOME FURNISHINGS, LLC, a Delaware limited liability company ("Caye Home"), CAYE UPHOLSTERY, LLC, a Mississippi limited liability company ("Caye Upholstery"), and CAYE INTERNATIONAL FURNISHINGS, LLC, a Mississippi limited liability company (“Caye International" and together with the Caye Home and Caye Upholstery, each individually as a "Vendor" and collectively as the "Vendors"), Caye Home, as administrative agent for the Vendors (in such capacity, the "Agent"), and the Customers, whose names are set forth on the signature pages hereto.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

RECITALS:

A.    The Customers, the Vendors and the Agent are parties to that certain Credit Agreement, dated as of July 11, 2005 (as amended to the date hereof, the “Credit Agreement”) and the related Security Agreement, dated as of July 11, 2005 (as amended to the date hereof, the “Security Agreement”).

B.    The parties hereto have agreed to amend the Credit Agreement and Security Agreement as set forth below.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

    SECTION 1.  Amendments to Credit Agreement.

(a)        Amendment to Introduction.  The first clause that begins “WHEREAS” in the introduction to the Credit Agreement is hereby amended by deleting the amount “$11,500,000” in the second line thereof and inserting the amount “$13,500,000” in replacement thereof.

(b)        Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by deleting the amount “$11,500,000” in the second line thereof and inserting the amount “$13,500,000” in replacement thereof.

(c)        Amendment to Section 7.23.  Section 7.23 of the Agreement is hereby amended and restated in its entirely as follows:

7.23 Deposit Account Balance.  At all times, the Customers as a group shall maintain no less than $1 million in the Restricted Deposit Account.

(d)        Amendment to Definition of Borrowing Base.  The definition of “Borrowing Base” in Annex A of the Credit Agreement is hereby amended by deleting text currently in part (c) of the first sentence thereof and inserting the following “

(c) the amount in the Restricted Deposit Account”.

(e)        Definition of Restricted Deposit Account.  A new definition of Restricted Deposit Account is added to Annex A as follows:

“Restricted Deposit Account” means Account No. Fund 283 account number 29911339 and checking account number 777-350629 of Jennifer Convertibles, Inc., at J.P. Morgan Chase Bank, N.A.

(f)        Amendment to Definition of Maximum Credit Amount. The definition of “Maximum Credit Amount” in Annex A of the Credit Agreement is hereby amended and restated in its entirely as follows:

"Maximum Credit Amount" means Thirteen Million Five Hundred Thousand Dollars ($13,500,000).

    SECTION 2.  Amendment to Security Agreement.

    The following item is hereby added to Exhibit A to the Security Agreement as new item #3 thereof:

3.         Any Deposit Accounts other than the Restricted Deposit Account (it being understood that the Restricted Deposit Account shall be the only Deposit Account which is held as Collateral).

    SECTION 3.    Representations and Warranties.  Each Customer hereby represents and warrants to each Vendor and the Agent, on the Amendment Effective Date (as hereinafter defined), as follows:

(a)        After giving effect to this amendment, the representations and warranties set forth in Article 6 of the Credit Agreement, and in each other Credit Document, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date (as defined in Section 4) with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

(b)        Each Customer is in compliance with all terms and conditions of the Credit Agreement and the other Credit Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

(c)        The execution, delivery and performance by each Customer of this Amendment have been duly authorized by each Customer, as applicable.

(d)        This Amendment constitutes the legal, valid and binding obligation of each Customer, enforceable against each Customer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles.

(e)        The execution, delivery and performance by each Customer of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Customer or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which any Customer is a party or which is binding upon it, (ii) any Requirement of Law applicable to any Customer, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Customer.

    SECTION 4.  Effectiveness.  This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Amendment Effective Date”):

(a)        The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Customers, the Agent and the Vendors.

(b)        The Agent shall have received a fully executed copy of the Blocked Account Control Agreement set forth on Exhibit 1 hereto and the other documents governing the Restricted Deposit Account shall be in form and substance acceptable to the Agent.

(c)        The Agent shall have received certified copies of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Customer as the Administrative Agent may require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Customer in connection with this Amendment.

(d)        The Agent and the Vendors shall be satisfied that the representations and warranties set forth in Section 3 of this Amendment are true and correct on and as of the Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.

(e)        There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Agent or the Vendors, is likely to restrain, prevent or impose materially adverse conditions upon the performance by any Customer of its obligations under the Credit Agreement or the other Credit Documents.

(f)        The Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Agent and the Vendors.  All corporate or limited liability proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Vendors.

    SECTION 5     Expenses.  Each party will pay their own expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.

    SECTION 6     Cross-References.  References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

    SECTION 7     Instrument Pursuant to Credit Agreement.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

    SECTION 8     Further Acts.  Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

    SECTION 9     Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

    SECTION 10    Severability.  In case any provision in or obligation under this Amendment or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    SECTION 11 Benefit of Agreement.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Customer may assign or transfer any of its interest hereunder without the prior written consent of the Vendors.

    SECTION 12    Integration.  This Amendment represents the agreement of the Customers, each other Credit Party, the Agent and each of the Vendors signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

    SECTION 13    Confirmation.  Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Credit Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

    SECTION 14 Credit Documents.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Vendors or the Agent under any Credit Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the any Credit Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments.  Except as expressly amended herein, the Credit Agreement and the other Credit Documents shall continue in full force and effect in accordance with the provisions thereof.  As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended hereby.

*****

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

VENDORS: CAYE HOME FURNISHINGS, LLC, as a Vendor By: /s/ Karl W. Leo Name: Karl W. Leo Title: Chairperson of Board of Managers	CAYE UPHOLSTERY, LLC, as a Vendor By: /s/ Karl W. Leo Name: Karl W. Leo Title: Chairperson of Board of Managers
CAYE INTERNATIONAL FURNISHINGS, LLC, as a Vendor By: /s/ Karl W. Leo Name: Karl W. Leo Title: Chairperson of Board of Managers
ADMINISTRATIVE AGENT: CAYE HOME FURNISHINGS, LLC, as Agent By: /s/ Karl W. Leo Name: Karl W. Leo Title: Chairperson of Board of Managers
CUSTOMERS:

PARENT-

JENNIFER CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer

SUBSIDIARIES OF PARENT- CIPRIANO SQUARE CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	CONTOUR RD CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
ELEGANT LIVING MANAGEMENT, LTD. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	HARTSDALE CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JAMAICA AVENUE CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER ACQUISITION CORP. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JENNIFER CHICAGO LTD By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER CONVERTIBLES BOYLSTON MA, INC . By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JENNIFER CONVERTIBLES LICENSING CORP . By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER CONVERTIBLES NATICK, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JENNIFER MANAGEMENT II CORP By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER MANAGEMENT III CORP. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer

JENNIFER MANAGEMENT IV CORP. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER MANAGEMENT V LTD. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JENNIFER MEDIA CORP. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	JENNIFER OUTLET CENTER, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
JENNIFER PURCHASING CORP. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	NICHOLSON LANE CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
NICOLE CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	ROUTE 35 CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
STEWART STREET CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer	VALLEY STREAM CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer
WASHINGTON HEIGHTS CONVERTIBLES, INC. By: /s/ Harley J. Greenfield Name: Harley J. Greenfield Title: Chief Executive Officer

EXHIBIT 1

BLOCKED ACCOUNT CONTROL AGREEMENT

("Lender Control")

            AGREEMENT dated as of May 18, 2007, by and among Jennifer Convertibles, Inc. (“Company”), Caye Home Furnishings, LLC (“Lender”) and JPMorgan Chase Bank, N.A. (“Depositary”).

            The parties hereto refer to Account No. Fund 283-account number 29911339 and checking account number 777-350629 in the name of Company maintained at Depositary (the “Account”) and hereby agree as follows:

            1.  Company and Lender notify Depositary that by separate agreement Company has granted Lender a security interest in the Account and all funds on deposit from time to time therein.  Depositary acknowledges being so notified.

            2. Depositary shall honor only withdrawal, payment, transfer or other fund disposition or other instructions which the Company is entitled to give under the Account Documentation (as hereinafter defined) (collectively, “instructions”) received from the Lender (without Company’s consent) concerning the Account.  The Company shall have no right to issue instructions or any other right or ability to access or withdraw or transfer funds from the Account [without Lender’s express written consent with respect thereto].

            3.  This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Prior to issuing any instructions, Lender shall provide Depositary with such documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of Lender.  Lender may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to Company and/or Lender executing such Account Documentation or other documentation as Depositary may require in connection therewith).

            4.  Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, reversals or cancellations of payment orders and other electronic fund transfers or other corrections or adjustments to the Account or transactions therein, (ii) overdrafts in the Account or (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder.

            5.  Notwithstanding anything to the contrary in this Agreement:  (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by Company or Lender in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Lender, Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

            6.  Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at Company's direction or instruction.  Lender hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding related thereto, (ii) at Lender’s direction or instruction or (iii) due to any claim by Lender of an interest in the Account or the funds on deposit therein.

            7.  Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days' advance written notice to the other parties hereto or (b) because of a material breach by Company or Lender of any of the terms of this Agreement or the Account Documentation, upon the sending of at least five (5) days advance written notice to the other parties hereto.  Lender may terminate this Agreement in its discretion upon the sending of at least three (3) days advance written notice to the other parties hereto.  Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto.  The provisions of paragraphs 5 and 6 above shall survive any such termination.

            8.  Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect.  Payment will be effected by a direct debit to the Account.

            9.  This Agreement:  (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

JENNIFER CONVERTIBLES, INC.                              CAYE HOME FURNISHINGS, LLC

By:  /s/ Harley J. Greenfield                                            By:  /s/ Wayne Stewart

      Name: Harley J. Greenfield                                      Name: Wayne Stewart

        Title: Chief Executive Officer                                  Title: Chief Financial Officer

Address for       419 Crossways Park Drive                   1201 West Bankhead Street

Notices:            Woodbury, NY 11797                           New Albany, MS 38652

                            Fax No.: 516-496-9491                       Fax No.:

JPMORGAN CHASE BANK, N.A.

By: /s/ James Maron

       Name:  James Maron

      Title:   Vice President

Address

For Notices:  JPMorgan Chase Bank, N.A.

                        395 North Service Road, Melville, NY 11747

                        Attention:  John Spurrell and James Maron

                        Fax No.:  631-755-0139